SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


[X]        Preliminary Information Statement

             Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ]        Definitive Information Statement


                        ENTRUST FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

    Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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                        ENTRUST FINANCIAL SERVICES, INC.
                                47 SCHOOL AVENUE
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                               December ___, 2006


Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, par value $.0000001 per share ("Common Stock"), of ENTRUST FINANCIAL SERVICES, INC. ("Entrust"). We are sending you this Information Statement to inform you that on December 4, 2006, Entrust's Board of Directors (the "Board") unanimously adopted resolutions, subject to shareholder approval, to reincorporate Entrust in the State of Delaware by merger with and into a Delaware corporation with the same name ("Entrust Delaware") which Entrust formed for such purpose (the "Migratory Merger"). Effective as of November , 2006, pursuant to, the By-Laws and Articles of Incorporation of the company and Colorado Business Corporation Act ss.7-107-104, certain of our principal shareholders (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 1,907,143 shares of Common Stock, representing approximately 92.7% of Entrust's total issued and outstanding shares of Common Stock, adopted resolutions to authorize the Migratory Merger. On the effective date of the Migratory Merger: 1) Entrust will adopt the capital structure of Entrust Delaware which includes total authorized capital stock of 101,000,000 shares, of which 100,000,000 shares are common stock, with a par value of $.0000001 per share (the "Entrust Delaware Common Stock") and 1,000,000 shares are blank check preferred stock, with a par value of $.0000001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by Entrust Delaware's Board of Directors providing for the issuance of such Preferred Stock or series thereof; and 2) the issued and outstanding shares of Common Stock will automatically convert into the right to receive shares of Entrust Delaware Common Stock at a ratio of one (1) share of Common Stock for one (1) share of Entrust Delaware Common Stock (the "Conversion Ratio"). In addition, notwithstanding approval of this proposal by the shareholders, the Board may, in its sole discretion, determine not to effect, and abandon, the Migratory Merger without further action by shareholders.

The Board believes that the proposed Migratory Merger will be beneficial to Entrust and its shareholders because it will enhance Entrust's ability to attract a transaction consistent with its current plan and purpose.

                WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT
                         REQUESTED TO SEND US A PROXY.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of 92.7% of the outstanding shares of Common Stock. The Migratory Merger will not become effective before the date which is 20 days after this Information Statement is first mailed to Entrust's shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board and 92.7% of the shareholders of Entrust.

This Information Statement is being mailed on or about December __, 2006 to shareholders of record on December 12, 2006 (the "Record Date").

                                                       /s/ Arnold Kling
                                                       -------------------------
                                                       Arnold Kling, President

                        ENTRUST FINANCIAL SERVICES, INC.
                                47 SCHOOL AVENUE
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                   -------------------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                   -------------------------------------------


        NO VOTE OR OTHER ACTION OF ENTRUST'S SHAREHOLDERS IS REQUIRED IN
                  CONNECTION WITH THIS INFORMATION STATEMENT.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

Entrust Financial Services, Inc. ("Entrust") is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Colorado Business Corporation Act. No additional action will be undertaken by Entrust with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under Colorado Business Corporation Act are afforded to Entrust's shareholders as a result of the adoption of the resolutions approving Entrust's migration from Colorado to Delaware.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000.00, will be paid by Entrust.

BACKGROUND

Since Entrust's disposition of its Entrust Mortgage, Inc. subsidiary in August 2005, its plan has consisted of exploring potential targets for a business combination with Entrust through a purchase of assets, share purchase or exchange, merger or similar type of transaction. In order to facilitate such a transaction, the Board believes that, among other things, Entrust should reincorporate in the State of Delaware by merger with and into a Delaware corporation with the same name ("Entrust Delaware") which Entrust formed for such purpose (the "Migratory Merger"). The Board believes that the Migratory Merger would make Entrust more attractive for a potential business combination and therefore be in the best interest of Entrust's shareholders and Entrust. No further action on the part of shareholders will be required to either implement or abandon the Migratory Merger. The Migratory Merger will be effective upon the filing of the Merger Certificates, as described below, or on such later date as determined by the Board (the "Effective Date"). The Board will determine when to file the Merger Certificates. The Board reserves the right to elect not to proceed, and abandon, the Migratory Merger if it determines, in its sole discretion, that this proposal is no longer in the best interests of Entrust's shareholders.


CERTAIN RISK FACTORS ASSOCIATED WITH THE MIGRATORY MERGER

THERE CAN BE NO ASSURANCE THAT IF THE MIGRATORY MERGER IS EFFECTED, THE RESULTING COMPANY WILL ATTRACT ANY, OR SATISFY POTENTIAL ACQUISITION, TARGETS AND THERE IS NO GUARANTEE THAT ANY TRANSACTION WILL BE EFFECTED.

THE MARKET PRICE OF ENTRUST'S COMMON STOCK COULD DECLINE IF INVESTORS DISLIKE THE MIGRATORY MERGER.

IMPACT OF THE MIGRATORY MERGER IF IMPLEMENTED

If effected, the Migratory Merger will affect all of Entrust's shareholders uniformly and will not affect any shareholder's percentage ownership interests in Entrust or proportionate voting power.

The principal effect of the Migratory Merger will be that:

o Subsequent to the Effective Date of the merger Entrust will be domiciled in the State of Delaware;

o The issued and outstanding shares of Common Stock will automatically convert into the right to receive shares of Entrust Delaware Common Stock at a ratio of one (1) share of Common Stock for one (1) share of Entrust Delaware Common Stock (the "Conversion Ratio");

o Following the Effective Date, any and all issued and outstanding options, warrants or other rights to acquire any Common Stock will be converted into an option, warrant or other right, as the case may be, to purchase shares of Entrust Delaware Common Stock on the same terms, at the same Conversion Ratio as Common Stock are converted into Entrust Delaware Common Stock and at a price equal to the current exercise price; and

o Entrust will adopt the capital structure of Entrust Delaware which includes total authorized capital stock of 101,000,000 shares, of which 100,000,000 shares are common stock, with a par value of $.0000001 per share (the "Entrust Delaware Common Stock") and 1,000,000 shares are blank check preferred stock, with a par value of $.0000001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by Entrust Delaware's Board of Directors providing for the issuance of such Preferred Stock or series thereof.


EFFECT ON REGISTERED AND BENEFICIAL SHAREHOLDERS

Upon effectuating the Migratory Merger, we intend to treat shareholders holding Entrust Delaware Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered shareholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Corporate Stock Transfer, Inc. as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing the shares of Common Stock owned by you to the transfer agent. Upon receipt of your certificate, subject to the aforementioned Conversion Ratio, you will be issued a new stock certificate for shares of Entrust Delaware Common Stock. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.



POTENTIAL ANTI-TAKEOVER EFFECT

The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by Entrust Delaware's Board of Directors providing for the issuance of such Preferred Stock or series thereof without the need for shareholder approval. The authorization of the Preferred Stock, could adversely affect the ability of third parties to takeover or effect a change in control of Entrust Delaware by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Entrust Delaware's Board or contemplating a tender offer or other transaction for the combination of Entrust Delaware with another company. Although the authorization of the Preferred Stock could, under certain circumstances, have an anti-takeover effect, the authorization of the Preferred Stock is not in response to any effort of which Entrust is aware to accumulate its shares or shares of Entrust Delaware or obtain control of Entrust or Entrust Delaware.



AUTHORIZED SHARES

On the Effective Date, Entrust will adopt the capital structure of Entrust Delaware which includes total authorized capital stock of 101,000,000 shares, of which 100,000,000 shares are Entrust Delaware Common Stock and 1,000,000 shares of Preferred Stock which preferred stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by Entrust Delaware's Board of Directors providing for the issuance of such Preferred Stock or series thereof. A draft of the Certificate of Incorporation of Entrust Delaware is attached as Exhibit A to this Information Statement. As of the Record Date, Entrust had 100,000,000 shares of authorized Common Stock of which 2,057,582 shares are issued and outstanding. After the Effective Date, the number of authorized shares that are issued and outstanding would remain unchanged. Authorized but unissued shares of Entrust Delaware will be available for issuance, and although Entrust presently has no specific plans to issue any shares, Entrust Delaware may issue such shares in the future. If Entrust Delaware issues additional shares, the ownership interest of Entrust Delaware's shareholders will be diluted.


ACCOUNTING MATTERS

The Migratory Merger will have no affect on the par value, stated capital or the additional paid-in capital of the Common Stock. The per-share net income or loss and net book value of Common Stock will also be unchanged.

PROCEDURE FOR EFFECTING THE MIGRATORY MERGER

On or about the 20th day after this Information Statement is first mailed to shareholders of record on the Record Date, Entrust will promptly cause Articles of Merger to be filed with the Secretary of State of Colorado and a Certificate of Merger to be filed with the Secretary of State of Delaware (collectively both are the "Merger Certificates"). The Migratory Merger will become effective on the date of filing of the Merger Certificates or on such later date as determined by the Board, which is referred to as the "Effective Date." Beginning on the Effective Date, each stock certificate representing Common Stock pre-Migratory Merger, subject to the Conversion Ratio, will be deemed for all corporate purposes to evidence ownership of Entrust Delaware Common Stock.


APPRAISAL RIGHTS

Shareholders who have not consented to and are not in favor of the Migratory Merger may have the right to seek payment in cash of the fair value of their Common Stock by complying with the requirements of Article 113 of the Colorado Business Corporations Act. Entrust's shareholders have the right to dissent from the Migratory Merger by filing with Entrust prior to the Effective Date a written notice of the shareholder's intention to demand payment for the shareholder's shares if the Board effects the Migratory Merger. Thereafter, the dissenting shareholder may make a written demand on Entrust for payment of the fair value of the shareholder's shares and deposit the shareholder's certificates for certificated shares. Upon demand, Entrust will pay to the shareholder the amount it estimates to be the fair value of the dissenter's shares. If a dissenting shareholder believes that the amount paid by Entrust is not the fair value of the dissenter's shares, the dissenter may demand additional payment in an amount representing what the dissenter estimates is the fair value of the shares and accrued interest. After receiving the dissenter's demand, Entrust may choose either to accept the shareholder's estimate of the fair value or to petition a court to determine the fair value of the shares and accrued interest. This discussion is not a complete description of the procedures that must be followed for a shareholder to perfect his dissenter's rights. Failure of a shareholder to strictly adhere to the requirements of
Article 113 will result in the loss of the shareholder's dissenter's rights. A copy of Article 113 is attached hereto as Exhibit B. Any shareholder who anticipates dissenting from the action to be taken by the Board should consult his or her own counsel to establish the requisite time requirements.

         THE PROVISIONS OF ARTICLE 113 ARE COMPLEX AND TECHNICAL IN NATURE. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS MAY WISH TO CONSULT COUNSEL, SINCE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS' RIGHTS.


FEDERAL INCOME TAX CONSEQUENCES OF THE MIGRATORY MERGER

The following is a summary of certain material United States federal income tax consequences of the conversion of Common Stock at the Conversion Ratio, does not purport to be a complete discussion of all of the possible federal income tax consequences of such conversion and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock were, and the shares of Entrust Delaware Common Stock will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the conversion of Common Stock at the Conversion Ratio. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a shareholder upon the conversion of Common Stock at the Conversion Ratio by such shareholder. The aggregate tax basis of the shares of Entrust Delaware Common Stock received in such conversion will be the same as the shareholder's aggregate tax basis in the shares of Common Stock converted therefor. The shareholder's holding period for the shares of Entrust Delaware Common Stock will include the period during which the shareholder held the shares of Common Stock surrendered in such conversion.

Our view regarding the tax consequences of the Migratory Merger is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE CONVERSION OFCOMMON STOCK AT THE CONVERSION RATIO.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of December 4, 2006, the number of shares of Common Stock beneficially owned by (i) each person or entity known to Entrust to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of Entrust; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 2,057,582 shares of Common Stock issued and outstanding.

                                                                                                     Percentage of
              Name and Address of                             Number of Shares                           Shares
                Beneficial Owner                           Beneficially Owned (1)                  Beneficially Owned
-------------------------------------------------    -----------------------------------    ---------------------------------

R&R Biotech Partners, LLC
1270 Avenue of the Americas 16th Floor
New York, NY 10020
Attention:  Thomas Pinou, CFO                                    1,414,286                               68.7%

Moyo Partners, LLC (2)
c/o Arnold Kling, Esq.
712 Fifth Ave, 11th Floor
New York, NY 10019                                                 353,571                               17.2%

Arnold Kling(3)
712 Fifth Ave, 11th Floor
New York, NY 10019                                                  69,643                                3.4%

Kirk Warshaw(4)
47 School Avenue
Chatam, New Jersey 07928                                            69,643                                3.4%

Officers and Directors as a                                        492,857                               24.0%
  group (2 persons)

   (1) Unless otherwise indicated, Entrust believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

   (2) Arnold Kling controls Moyo Partners, LLC and therefore is the beneficial owner of the shares held by this entity.

   (3)  Arnold Kling is the President and sole director of Entrust.

   (4)  Kirk Warshaw is the Chief Financial Officer and Secretary of Entrust.


  INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON.

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Migratory Merger proposal which is not shared by all other holders of Common Stock. See "Voting Securities And Principal Holders Thereof," above.


                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of Entrust's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Kirk Warshaw
47 School Avenue
Chatham, New Jersey 07928
(973) 635-4047

      BY ORDER OF THE BOARD OF DIRECTORS OF ENTRUST FINANCIAL SERVICES, INC.